SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 31, 2008
WESCO INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14989	25-1723345

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 West Station Square Drive, Suite 700
Pittsburgh, Pennsylvania		15219

(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (412) 454-2200
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     Effective July 31, 2008, William Goodwin, Vice President, operations of WESCO International, Inc. (the “Company”), retired from his position with the Company. In connection with Mr. Goodwin’s retirement, the Company amended the stock option agreement and three stock appreciation rights agreement of Mr. Goodwin. Each agreement was amended to change the respective definitions of “Retirement at Normal Retirement Age” therein. Copies of the Company’s form of stock option agreement, the form of a prior amendment to the Company’s form of stock option agreement and forms of the three stock appreciation rights agreements with Mr. Goodwin that are being amended are attached to this Current Report on Form 8-K as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 respectively. Attached as Exhibit 10.6 to this Current Report on Form 8-K is a form of an additional stock appreciation rights agreement entered into with Mr. Goodwin but not amended in connection with Mr. Goodwin’s retirement. Copies of forms of the amendments to Mr. Goodwin’s stock option agreement and three stock appreciation rights agreements are attached to this Current Report on Form 8-K as Exhibits 10.7 and 10.8 respectively.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
10.1	Form of Management Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1998).

10.2	Form of Amendment to Management Stock Option Agreement (Incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K dated March 2, 2006).

10.3	Form of Stock Appreciation Rights Agreement entered into with William Goodwin in September 2004.

10.4	Form of Stock Appreciation Rights Agreement entered into with William Goodwin in July 2005.

10.5	Form of Stock Appreciation Rights Agreement entered into with William Goodwin in July 2006.

10.6	Form of Stock Appreciation Rights Agreement entered into with William Goodwin in July 2007.

10.7	Form of Amendment to Stock Option Agreement of William Goodwin.

10.8	Form of Amendment to Stock Appreciation Rights Agreements of William Goodwin.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESCO INTERNATIONAL, INC.
By:	/s/ Stephen A. Van Oss
Stephen A. Van Oss
Senior Vice President and Chief Financial and Administrative Officer

Dated: July 31, 2008